Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-99812, 33-99814, 33-99816, 333-74634, 333-105986, 333-105998, 333-161988, 333-179933, and 333-204120) of Schweitzer-Mauduit International, Inc. of our report dated November 21, 2016 relating to the financial statements of Conwed Plastics, LLC and Subsidiaries, which appears in this Current Report on Form 8-K/A of Schweitzer-Mauduit International, Inc.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
April 7, 2017